Exhibit No. 1
Headway Corporate Resources, Inc.
Form 8-K dated June 29, 1998
File No. 0-23170

                    ASSET PURCHASE AGREEMENT

           AGREEMENT, dated as of June 29, 1998, among HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation ("Headway"), [HEADWAY CORPORATE STAFFING SERVICES OF NEW JERSEY, L.L.C., a Delaware limited liability company] ("Buyer"), PHOENIX COMMUNICATION GROUP, INC. OF N.J., a New Jersey corporation ("Seller"), PETER MERCATILI ("Mercatili") and WILLIAM TOLIA ("Tolia"; Mercatili and Tolia being sometimes collectively referred to as the "Stockholders" and each, individually, as a "Stockholder").

                      W I T N E S S E T H:

          WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the assets and business of Seller specified in this Agreement;

          NOW, THEREFORE, the parties agree as follows:

               Purchase and Sale of the Acquired Assets.

           1.1   Acquired  Assets.   Subject  to  the  terms  and
conditions of this Agreement, and in reliance on the representations, warranties and agreements set forth herein, at the Closing (as defined in Section 2), Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to all of the assets of Seller of every kind, tangible and
intangible,   wherever  located,  excepting  only  those   assets
specifically excluded in Section 1.2, and including, without limitation:

           (a) the office furniture, equipment, computers and fixtures of Seller listed in Schedule 1.1.A;

           (b) all computer software, programs and databases owned by Seller and Seller's interest in any transferable computer software licensed by it from others;

          (c)  all office supplies owned by Seller;

           (d) the client agreements and arrangements of Seller set forth in Schedule 1.1.B;

           (e)   the  office leases, equipment leases  and  other
agreements,  contracts  and  instruments  of  Seller  listed   in
Schedule 1.1.C;

           (f) all rights of Seller with respect to any of Seller's temporary, permanent, leased or "payrolled" (as that term is defined in Section 1.3(h)) personnel, including, without limitation, "self-incorporated" personnel who are placed or provided by Seller through corporations or other entities of which it is a shareholder or other owner;

           (g) all prepayments and deposits of Seller, including without limitation, security deposits under leases;

           (h) the corporate name "Phoenix Communication Group, Inc. of N.J.", all assumed names, logos, trademarks, service marks, domain names, trade names and copyrights and registrations and applications for registration of any of them, and any other intellectual property rights of Seller, all of which are listed in Schedule 1.1.D;

           (i) originals or true copies of all books and records of Seller pertaining to the assets referred to in subparagraphs
(a) through (h) above, as appropriate, including customer lists and credit files, and all those pertaining to Seller's employees who are hired by Buyer pursuant to Section 10.3;

            (j) all permits, licenses, approvals and other governmental authorizations relating to Seller's business which are transferable to Buyer, all of which are listed in Schedule
1.1.E;

           (k) the Acquired Cash and Acquired Receivables (as defined in Section 1.3(b)) listed in Schedule 1.1.F;

           (l) any other assets (to the extent transferable) not referred to in Section 1.2 which are used by Seller in connection with its business of the placement or provision of temporary, permanent, leased or payrolled personnel (including, without limitation, self-incorporated personnel), including, without limitation, telephone and facsimile numbers, Internet and e-mail addresses; and

          (m)  the goodwill pertaining to Seller's business;

all as the same exist on the date hereof and shall exist on the Closing Date, subject only to changes occurring in the ordinary course of business of Seller. All such assets to be acquired are referred to together as the "Acquired Assets".

           1.2 Excluded Assets. The following assets of Seller are excluded from the Acquired Assets: (a) the consideration payable to Seller by Buyer, (b) any cash (excluding the Acquired
Cash), bank deposits, certificates of deposit, marketable securities, notes, drafts, checks or other cash equivalents or similar instruments owned by Seller, (c) Seller's accounts receivable (excluding the Acquired Receivables) as of the Closing Date (the "Non-Acquired Accounts Receivables") and any amounts accrued by Seller for services rendered prior to the Closing Date, but which have not been billed as of the Closing Date (the "Accruals"), (d) all claims and rights of Seller to any federal, state or local refunds, credits, rebates, claims, repayments or benefits of Taxes (as defined in Section 6.14), (g) any loans receivable of Seller, (h) any refundable portions of paid insurance premiums and prepaid federal, state or local income taxes, (i) Seller's interest in any life insurance policies maintained by Seller on the life of any employee, (j) Seller's tax records and any books and records which Seller shall be required to retain pursuant to any applicable law, rule or regulation (provided, that at Buyer's request and expense, Seller shall provide Buyer with copies of any record or document retained by Seller and, similarly, Buyer, at Seller's request and expense, shall provide Seller with copies of any record or document transferred to Buyer hereunder) and (k) all records and correspondence relating to the foregoing excluded assets.

          1.3  Purchase Price.

            (a) As consideration for the sale, conveyance, transfer, assignment and delivery to Buyer of the Acquired Assets, Buyer shall pay to Seller a purchase price of $18,000,000 (the "Purchase Price"), subject to adjustment as provided in Sections 1.3(b) and (c), as follows:

                               (i)   $17,000,000 payable  on  the
                    Closing Date (the "Closing Payment");

                               (ii)  on  the Closing  Date,  that
                    number of shares (the "Shares") of the Common Stock, par value $.0001 per share, of Headway (the "Common Stock"), as are determined by dividing $1,000,000 by the "Closing Average Price" (defined as the average closing bid and asked prices of the Common Stock on The NASDAQ SmallCap Market for the five business days immediately preceding the Closing Date); and

                          (iii)     the "Earnout" on the "Earnout
                    Payment Dates" (as defined in Sections 1.3(c) and 1.3(e), respectively).

All amounts payable by Buyer pursuant to Sections 1.3(a) and 1.3(c) shall be paid by wire transfer in immediately available funds to accounts designated by Seller to Buyer not later than two business days prior to the scheduled date of such payment.

           (b) On the Closing Date, Seller shall sell, convey, transfer, assign and deliver to Buyer a combination of, at
Seller's discretion, cash and cash equivalents reasonably acceptable to Buyer (the "Acquired Cash") and accounts receivable (the "Acquired Receivables") in an aggregate amount of $3,000,000, as set forth in Schedule 1.1.F, which Schedule shall include a detailed listing of the Acquired Receivables. If the aggregate amount of the Acquired Cash and Acquired Receivables is less than $3,000,000, the Closing Payment shall be reduced by $1.00 for each $1.00 of such deficiency.

           (c)  Each of the four consecutive twelve-month periods
commencing  on  the Closing Date is referred to  as  an  "Earnout
Period".   Buyer  shall  pay to Seller an amount  for  each  such
Earnout Period (each, an "Earnout") as follows:

          (i) for the first Earnout Period, that amount, if any, equal to 4 times (A) the EBITA (as defined in Section
     1.3(d)) of Buyer for such first Earnout Period in excess  of
     (B) $2,800,000;

           (ii) for the second Earnout Period, that amount, if any, equal to the lesser of (A) 2 times (I) the EBITA of Buyer for such second Earnout Period in excess of (II) the EBITA of Buyer for the first Earnout Period, or (B) 2 times
     (I) the EBITA of Buyer for such second Earnout Period in excess of (II) $2,800,000; provided, that the Earnout for the second Earnout Period may not exceed $1,000,000;

          (iii) for the third Earnout Period, that amount, if any, equal to the lesser of (A) 2 times (I) the EBITA of Buyer for such third Earnout Period in excess of (II) the EBITA of Buyer for the second Earnout Period, or (B) 2 times
     (I) the EBITA of Buyer for such third Earnout Period in excess of (II) $2,800,000; provided, that the Earnout for the third Earnout Period may not exceed $1,000,000; and

           (iv) for the fourth Earnout Period, that amount, if any, equal to (A) 5 times the Average Annualized EBITA (as defined in Section 1.3(d)) of Buyer less (B) the sum of (I) $15,000,000 and (II) the Earnouts, if any, paid pursuant to clauses (i), (ii) and (iii) above.

           The calculation of the Earnout for each Earnout Period shall be independent of the calculations for the other Earnout Periods, and, except for the purposes of Section 1.3(c)(iv), there shall be no cumulation of EBITA from one Earnout Period to another. In no event may any Earnout be less than zero. The Business shall be operated as a separate division of Buyer during all Earnout Periods.

           (d) For the purposes of this Agreement, (i) "EBITA" means, for an Earnout Period, "Net Income" (as defined below) without taking into account (A) provisions for income taxes, (B) interest expense resulting from Buyer's purchase of Seller and
(C) amortization of goodwill and other intangible assets resulting from Buyer's purchase of Seller and (ii) "Average Annualized EBITA" means the sum of Buyer's EBITA for the second, third and fourth Earnout Periods, divided by 3.

           "Net Income" means the net income (or loss) of Buyer for an Earnout Period directly attributable to Buyer's operation of Seller's business (the "Business"), as reasonably determined by Headway in accordance with generally accepted accounting principles. The calculation of Net Income shall take into account the following expenses to the extent incurred in the ordinary course of the Business: (i) wage, salary and commission expense of all temporary, payrolled and full-time employees of Buyer, and all independent consultants and contractors retained by Buyer, directly associated with the Business, including, without limitation, salary and other compensation (other than payments due under this Agreement) paid to Mercatili and Tolia under their respective Employment Agreements (as defined in
Section 3.5); (ii) reasonable travel and entertainment expenses incurred by Buyer's employees and its independent contractors and consultants directly associated with the Business, (iii) bonuses paid to Buyer's employees directly associated with the Business and reasonably acceptable to each Stockholder (but only to the extent that such Stockholder remains employed by Buyer pursuant to the terms of his Employment Agreement); (iv) all amounts attributable to FICA and any other federal, state and local taxes paid by Buyer on behalf of such employees; (v) all unemployment insurance premiums, workers' compensation premiums, medical and disability coverage and any other benefits provided by Buyer to such employees; (vi) Buyer's general and administrative expenses directly attributable to the Business; (vii) sales commissions directly attributable to the Business; (viii) any fall-offs, rebates, discounts, offsets or concessions granted by Buyer to clients of the Business; (ix) depreciation on any fixed assets purchased for the Business after the Closing Date, including, without limitation, depreciation in connection with the acquisition by Headway, Buyer or any other subsidiary of Headway of computer and telecommunications equipment for use by the Business consistent with that used by the Headway group of companies; (x) any expenses reasonably and necessarily incurred by Headway, Buyer or any other subsidiary of Headway in connection with the transition of the operation of the Business to Buyer as part of the Headway group of companies, including, without limitation, expenses for the installation and implementation at Buyer of the third party accounting and operating software used by Headway; and (xi) an annual charge of $100,000 for technical and financial support provided by the Headway group of companies; provided, that, solely with respect to the Earnout calculated pursuant to Section 1.3(c)(i), such $100,000 amount shall not be deducted in determining the Net Income for such first Earnout Period but shall be deducted from the amount of the Earnout for such period, if any. For the purposes of determining EBITA pursuant to this Section 1.3(d), any reserves established by Buyer directly attributable to the Business for bad debts with respect to its receivables during any Earnout Period shall be added to Net Income to the extent deducted therefrom. Commencing on the Closing Date, Buyer shall combine the operations of Certified Technical Staffing, Inc. ("CTS") with those of the Business.

           (e) In the event of a material change in the ownership, management or operations of Buyer or Headway during the Earnout Periods that, in the reasonable discretion of the Stockholders, would materially and adversely affect the revenues of the Business, including without limitation, changes resulting from one or more sales or other dispositions of substantially all of the assets of the Business, an organizational or ownership restructuring (such as a merger, consolidation or other reorganization involving its business, or a spin-off, split-up or other divisional restructuring, or a substantial sale of its stock to an unaffiliated organization) or any other organic change that reduces operations, then the parties shall agree to discuss and evaluate the then current definition of Net Income to assure that the Earnout calculation set forth in this Section 1.3 continues to be a fair and relevant method to measure the EBITA of the Business and the Net Income defined herein, and whether adjustments should be made to the method of calculation to take into account the effect of such changes. Such adjustments might include augmenting the EBITA of the Business with portions of the EBITA of affiliated organizations that are attributable to assets or resources of the Business transferred to or shared with such other organizations. Buyer and Headway agree not to take actions calculated to minimize EBITA or to reduce Net Income for the purpose of avoiding any Earnout obligations hereunder, or to reduce any Earnout to which Seller would otherwise be entitled to hereunder (including using affiliated organizations to compete with the Business or using marketing or business plans intended to cause the diversion of revenue from the Business to Buyer's affiliated organizations). Each of Buyer and Headway agree to conduct itself in good faith and to use commercially reasonable efforts to maximize EBITA and Net Income during the Earnout Periods.

           (f) Each Earnout shall be paid 90 days following the close of the related Earnout Period (each, an "Earnout Payment Date"). If any such day is not a business day, the Earnout Payment Date shall be the next succeeding business day. If, as of the close of business on the day prior to any Earnout Payment Date, any account receivable included as income in the calculation  of  Net  Income has not been  fully  collected,  the uncollected amount of such account receivable shall (if not previously deducted from Net Income pursuant to this Section 1.3(f)) be deducted from Net Income and EBITA and the Earnout shall be reduced accordingly. Buyer shall use reasonable collection efforts to collect any such uncollected amounts. If such account receivable is thereafter collected after the Earnout Payment Date, Buyer shall pay Seller the amount by which such Earnout had been reduced in respect of such account receivable, net of any direct collection costs and net of an interest charge for any account receivable paid more than 120 days after the date of invoice (a "Restoration Amount"), with the interest rate determined by reference to the interest rate then in effect for Eurodollar Loans under the Credit Agreement (as defined in
Section 3.13), within 15 days after the end of each month in which such payments are received (together with a detailed statement setting forth in reasonable detail the amounts received and the Earnout paid); provided, that with respect to the Earnout Payment Date for the third Earnout Period, Buyer shall be obligated to pay Seller a Restoration Amount with respect to any such account receivable only if such account receivable is collected within 120 days of such third Earnout Payment Date.

           (g) Buyer agrees to deliver to Seller (i) by no later than 30 days following the end of each month during the Earnout Periods (commencing July 1998), an income statement with respect to, such month for the Business; and (ii) on each Earnout Payment Date, a computation setting forth in reasonable detail the EBITA and the Earnout Payment, if any, with respect to such Earnout Period. If Seller and the Stockholders shall disagree with the calculation of EBITA for any Earnout Period, the Stockholders and their accountants shall be entitled to meet with Headway and its accountants for the purpose of resolving any such dispute.

           (h) For the purposes of this Agreement, "payrolled" personnel means (i) those employees of Headway, Buyer or Seller, as the case may be, who are hired by Headway, Buyer or Seller on behalf of a client and are considered as full-time employees of such client, but whose compensation is paid by Headway, Buyer or Seller or (ii) those employees of Headway, Buyer or Seller who are considered to be payrolled employees under industry practice or understanding prevailing at the time.

           (i) Headway guarantees to Seller and the Stockholders the full and timely performance and payment of all of Buyer's obligations under this Agreement.

            1.4 Assumption of Liabilities. As additional consideration for the purchase of the Acquired Assets, Buyer shall assume and agree to pay, perform and discharge in full the following debts, contracts, obligations and liabilities of Seller (the "Assumed Liabilities"), and no others, as and when due, and to indemnify and hold Seller harmless therefrom:

           (a) all obligations and liabilities of Seller arising on or after the Closing Date under its office lease for the premises located at 94 Green Street, Woodbridge, New Jersey; and

           (b) all obligations and liabilities of Seller arising on or after the Closing Date under Seller's client agreements and arrangements set forth in Schedule 1.1.B and Seller's equipment leases and other agreements, contracts and instruments set forth in Schedule 1.1.C.

            1.5 Liabilities Not Assumed. Other than the liabilities referred to in Section 1.4, Buyer shall not assume or be deemed to have assumed any of the liabilities or obligations of Seller of any kind (together, the "Unassumed Liabilities"), including, without limitation:

           (a) any liability claims with respect to the business and affairs of Seller and the acts and omissions of its current or former officers, directors, employees and agents, either before or after the Closing Date;

           (b) any obligation or liability of Seller to any of the Stockholders or to any current or former officer or director of Seller;

           (c) any obligation or liability for federal, state, local or foreign income or other taxes (including any related penalties, fines and interest) of Seller, including, without limitation, any and all taxes arising out of the transactions contemplated hereby;

           (d) any obligation or liability arising out of the operation of Seller's business prior to the Closing Date, including any rebates, discounts, offsets or concessions attributable to amounts invoiced to Seller's clients prior to the Closing Date;

          (e) any obligation or liability to Seller's temporary, payrolled, leased or full-time employees who are providing services on behalf of Seller for salary, wages, bonuses or other compensation or benefits, including any with respect to retirement plans, and accrued vacation, sick and holiday time and pay incurred prior to the Closing Date, including, without limitation, any liabilities of Seller contemplated by Section
10.3 but excluding any liabilities set forth in Schedule 1.7;

           (f) any liabilities of Seller with respect to any pension, retirement, savings, profit-sharing or other benefit plans;

           (g)  any obligation or liability which is inconsistent
with   any   representation  or  warranty  of   Seller   or   the
Stockholders;

           (h) any liability arising out of, and any expenses relating to, any claim, action, dispute or litigation involving
Seller;

           (i)   any  liability of Seller for  fines,  penalties,
damages   or   other  amounts  payable  to  any   government   or
governmental agency or instrumentality; and

           (j)   any  obligation or liability of  Seller  or  the
Stockholders   for  any  expenses  incurred   in   preparing   or
negotiating this Agreement and consummating the transactions contemplated hereunder or thereunder.

           1.6 Allocation of Purchase Price. Buyer and Seller agree to report this transaction for United States federal income tax purposes in accordance with Schedule 1.6. Buyer and Seller each agree to file Form 8594 pursuant to Section 1060 of the Internal Revenue Code, as amended (the "Code"), with their respective federal income tax returns filed for the taxable year in which the Closing Date occurs. The consideration paid on the Closing Date consisting of the Closing Payment and the Shares (valued as agreed below) shall be allocated on Form 8594 consistent with the allocation of the purchase price set forth on
Schedule 1.6. Buyer and Seller acknowledge and agree that (i) Buyer's consideration includes its costs incurred to effect the transactions under this Agreement, (ii) for purposes of calculating the purchase price received by Seller for federal income tax purposes, the Shares shall be valued at $800,000 and
(iii) the amounts paid by Buyer under the Earnout shall be allocated by Buyer and Seller to the goodwill of Seller, and each of Buyer and Seller shall file with its federal income tax return for each taxable year in which an Earnout is paid, supplemental Form 8594, and Buyer and Seller shall each allocate any Earnout to Class IV assets on Part III of such supplemental Form 8594. Seller's taxpayer identification number is 22-2828898 and Buyer's taxpayer identification number is 13-4010751.

           1.7 Closing Date Adjustments. On or before the Closing, Buyer and Seller shall determine and agree on, as of the Closing Date, (i) any amounts that Seller may have prepaid for equipment or office leases included in the Acquired Assets in respect of periods beginning on or after the Closing Date, (ii) any amounts that Seller may have prepaid for sales, use or similar taxes, license fees (exclusive of corporate franchise fees), insurance, services or other expenses relating to the Acquired Assets in respect of periods beginning on or after the Closing Date, (iii) any security deposits on office leases or equipment leases being transferred to Buyer hereunder and any security deposits for utility services for premises covered by such office leases, (iv) the amount of any accrued salaries, bonuses, commissions, vacation, sick or holiday time or pay as of the Closing Date with respect to temporary, payrolled, leased or full-time employees of Seller retained by Buyer pursuant to
Section 10.3, as set forth in Schedule 1.7 and (v) any amounts of the type described in clauses (i) and (ii) in respect of periods prior to the Closing Date which are expected to be billed after the Closing Date. All amounts relating to periods ending prior to the Closing Date shall be for the account of Seller and all amounts relating to periods beginning on or after the Closing Date shall be for the account of Buyer. The respective amounts shall be netted against each other at the Closing. If the result is an amount owing to Seller, Buyer shall pay such amount to Seller at the Closing. If the result is an amount owing to Buyer, Seller shall pay such amount to Buyer at the Closing.

          1.8  Collection of Accounts Receivable.

           (a) On or within 15 days after the Closing, Buyer and Seller shall determine and agree on, as of the close of business on the business day immediately preceding the Closing Date, the amount of the Accruals. Promptly after the Closing, Buyer, in coordination with Seller, shall render invoices to Seller's clients for the Accruals. Buyer shall remit to Seller all payments received by it on account of the Accruals and any Non-Acquired Receivables within 15 days after the end of each month in which such payments are received. While Buyer shall use reasonable efforts to collect the Accruals and any Non-Acquired Receivables outstanding on the Closing Date commensurate with the efforts it would use to collect its own accounts receivable, Buyer shall not be required to institute litigation or other collection proceedings in order to do so and, in any event, Buyer shall have no liability to Seller for any Accruals or Non-
Acquired Receivables that are not collected. Seller shall have the right to institute collection proceedings with respect to any Accruals or Non-Acquired Receivables that are aged more than 120 days after the date of the related invoice, but shall notify Buyer of any such action not less than five business days before it is instituted.

           (b) Buyer shall use reasonable efforts to collect the Acquired Receivables commensurate with the efforts that it would use to collect its own accounts receivables, but shall not be required to institute litigation or other collection proceedings in order to do so and shall in no event have any liability to Seller for any Acquired Receivables that are not collected. To the extent that any of the Acquired Receivables remain uncollected (the "Uncollected Receivables") for a period greater than 120 days from the Closing Date, Seller and the Stockholders, jointly and severally, shall, within 5 days of receipt of written notice from Buyer setting forth in detail such Uncollected Receivables, pay to Buyer such uncollected amount. Seller shall have the right to institute collection proceedings with respect to the Uncollected Receivables but only after payment in full is made with respect to such receivables in accordance with this
Section 1.8(b). Upon payment in full, Buyer shall be deemed to have conveyed, transferred and assigned the Uncollected Receivables to Seller.

           (c) Seller shall promptly pay to Buyer, if and when received, any amounts which are received by it after the Closing Date in respect of any of the Acquired Assets (including, without limitation, any Acquired Receivables) or with respect to any accounts receivable generated by Buyer with respect to periods on or after the Closing Date. Similarly, if Buyer receives after the Closing any payments with respect to any assets of Seller not included in the Acquired Assets (other than the Accruals and the Non-Acquired Receivables (which shall be governed by Section 1.8(a)), Buyer shall promptly pay such amounts to Seller. Any amounts received by Buyer or Seller in respect of accounts receivable shall be applied to the receivables specifically identified by the client. If no such identification is provided, Buyer or Seller, as the case may be, shall inquire of client for written identification and apply the amount received accordingly.

          1.9  Restrictions on Transfer of Shares.

           (a) Seller understands that Headway has no obligation to register the Shares under the Securities Act of 1933, as amended (the "Act"), and, accordingly, the Shares shall be subject to restrictions under the Act, the rules and regulations promulgated thereunder and applicable state securities laws. At the Closing, Headway shall deliver to Seller one or more certificates in proper form in the name of Seller evidencing the Shares being issued on such date. Each certificate shall bear an appropriate legend as to the lack of registration of the Shares and the resulting restrictions on transfer.

            (b)   No  Shares  shall  be  transferable  except  in
compliance with the provisions of this Section 1.9(b). Seller shall be restricted from transferring any Shares for a period of two years from the Closing Date; provided, that Seller shall have the right, in the event of a reorganization, consolidation or merger to which Headway is a party, to exchange the Shares for that kind and number of shares or other securities, cash of property that holders of the Common Stock are entitled to receive as a result of such reorganization, consolidation or merger; and provided, further, that (i) Seller may transfer any or all of the Shares to the Stockholders, who agree, by their signature to this Agreement, to be bound by the provisions of this Section 1.9 and (ii) the Stockholders may transfer any or all of such Shares to up to five employees of the Business; provided, that, prior to such transfer, any such employee shall agree in a writing reasonably satisfactory to Headway to be bound by the provisions of this Section 1.9. Thereafter, Seller agrees that, prior to any proposed transfer of any Shares, it shall give Headway notice of its intention to effect such transfer. Such notice shall describe briefly the manner and circumstances of the proposed transfer in sufficient detail, and shall include such information as is reasonably necessary to enable counsel for Headway to render the opinion contemplated by this Section 1.9(b). If, in the opinion of such counsel, the proposed transfer of such Shares may be effected without registration or qualification thereof under the Act or applicable state securities laws, Headway, as promptly as is practicable, shall notify Seller of such opinion, whereupon Seller shall be entitled to transfer such Shares in accordance with the terms of its notice. Unless, in the opinion of such counsel, subsequent disposition of such Shares by the transferee may require such registration or qualification, Headway shall promptly on such transfer deliver certificates for such Shares not bearing the restrictive legend contemplated above. If, in the opinion of such counsel, subsequent disposition by the transferee of such Shares may require such registration or qualification, Seller shall not transfer such Shares unless and until its transferee confirms to Headway in writing its agreement to be bound by the provisions of this
Section 1.9(b). If, in the opinion of Headway's counsel, the proposed transfer may not be effected without registration or qualification thereof, Seller shall not transfer the same until such registration or qualification is effected.

            1.10   Nonassignable  Contracts.   Nothing  in   this
Agreement shall be construed as an attempt to assign any contract which is by law nonassignable without the consent of any other party thereto unless and until such consent is given.

                Closing. The consummation of the purchase and sale of the Acquired Assets shall take place at 10:00 a.m. on June 29, 1998, at the offices of Christy & Viener, 620 Fifth Avenue, New York, New York 10020, or at such other time, date and place as the parties may agree (the "Closing Date").

                Conditions  to  the Obligations  of  Buyer.   The
obligations  of  Buyer  under  Section  1  are  subject  to   the
satisfaction, on or before the Closing Date, of the following conditions:

           3.1 Due Performance. Seller and the Stockholders shall have in all material respects fully performed and complied with all agreements and conditions required under this Agreement to be performed or complied with by it or them on or prior to the Closing Date.

           3.2 Accuracy of Representations and Warranties. All representations and warranties of Seller and the Stockholders set forth in Section 6 of this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

            3.3   Certificate.   Buyer  shall  have  received   a
certificate from each of Seller and the Stockholders to the effect set forth in Sections 3.1 and 3.2.

           3.4   Mercatili Employment Agreement.  Buyer,  Headway
and Mercatili shall have entered into an Employment Agreement  in
a   form   satisfactory  to  all  such  parties  (the  "Mercatili
Employment Agreement").

           3.5 Tolia Employment Agreement. Buyer, Headway and Tolia shall have entered into an Employment Agreement in a form satisfactory to all such parties (the "Tolia Employment Agreement"; the Mercatili Employment Agreement and the Tolia Employment Agreement being sometimes collectively referred to as the "Employment Agreements" and each, individually, as an "Employment Agreement").

           3.6   Lease.   On the Closing Date, Buyer  shall  have
entered into an assignment of the existing lease for the Woodbridge office and an amendment of said lease, each in form and substance satisfactory to Buyer.

           3.7   Acquired Cash and Receivables.  On  the  Closing
Date, Seller shall have delivered to Buyer a combination of cash and accounts receivables in an aggregate amount of no less than $3,000,000, as set forth in Schedule 1.1.F.

           3.8 UCC-3 Termination Statements. On or prior to the Closing Date, Buyer shall have received from National Westminster Bank NJ ("NatWest") original, signed Form UCC-3's releasing all liens held by NatWest with respect to the Acquired Assets, all such releases to be in form and substance satisfactory to Buyer.

           3.9 Related Instruments. Seller shall have executed and delivered to Buyer a General Bill of Sale in customary form with respect to the Acquired Assets, as well as such other instruments of assignment with respect to specific Acquired Assets as Buyer shall reasonably request.

            3.10 Financial Statements. Seller and the Stockholders shall have prepared and delivered to Buyer and Headway, (a) on or before April 30, 1998, audited financial statements as of and for the fiscal year ended December 31, 1997 (the "1997 Audited Financial Statements") and, (b) on or before [May 27, 1998], unaudited financial statements for (i) the fiscal years ended December 31, 1994 and 1995 and (ii) as of and for the three-month periods ended March 31, 1997, June 30, 1997, September 30, 1997, December 31, 1997 and March 31, 1998
(collectively, the "Unaudited Financial Statements"; the 1997 Audited Financial Statements and the Unaudited Financial Statements being collectively referred to as the "Financial Statements"). The Financial Statements shall be prepared at the expense of Seller and the Stockholders in accordance with generally accepted accounting principles applied on a basis consistent throughout all periods presented and on an accrual basis. The 1997 Audited Financial Statements may be prepared by Seller's accounting firm, as long as such firm is registered to practice in front of the Securities and Exchange Commission (the "SEC") and agrees to provide consents, as needed, for the inclusion of their audit reports in SEC filings made by Headway that include such financial statements, but in any event will be prepared at the expense of Seller and the Stockholders.

           3.11 Legal Opinion. Buyer shall have received an opinion of Messrs. Wolf, Block, Schorr and Solis-Cohen LLP, counsel for Seller and the Stockholders, dated the Closing Date, reasonably satisfactory in form and substance to counsel for
Buyer and covering the matters set forth in Sections 6.1 (exclusive of the last sentence thereof), 6.2, 6.3, 6.4(a) and, on a knowledge basis, 6.8.

           3.12 Corporate Action. Buyer shall have received copies, certified, by the Secretary of Seller, of resolutions of its Boards of Directors and stockholders approving the execution of this Agreement and the consummation of the transactions contemplated hereby and thereby.

           3.13 No Adverse Change. There shall have been no material adverse change in the business, results of operations or financial condition of Seller since December 31, 1997.

           3.14 Consents and Governmental Approvals. Headway and Buyer shall have received any material consents of third parties, and any authorizations, orders, grants, consents, permits and approvals of all relevant governmental authorities, required in connection with the consummation of the transactions contemplated under this Agreement, without the imposition of any materially burdensome conditions or restrictions, which shall continue to be in full force and effect on the Closing Date, including the consent of (i) NationsBank, National Association ("NationsBank"), under the Credit Agreement, dated as of March 19, 1998 (the "Credit Agreement"), by and among Headway, as Borrower, NationsBank, as Agent and the Issuing Bank, and the various lenders, including NationsBank, parties thereto, (ii) the holders of the Series F Convertible Preferred Stock of Headway (the "Preferred Stock") under the Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock of Headway (the "Certificate of Designations") and (iii) the holders of the Increasing Rate Senior Subordinated Notes Due 2006 of Headway (the "Subordinated Notes") under the Indenture, dated as of March 19, 1998 (the "Indenture"), between Headway and State Street Bank and Trust Company, N.A..

           3.15 No Claims. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties which, if adversely determined, is reasonably likely to
(i) prevent or hinder consummation of the transactions contemplated by this Agreement, (ii) result in the payment of substantial damages by Buyer or Headway as a result of the transactions contemplated hereby or (iii) materially and adversely affect the business or assets of Seller, Buyer or Headway.

                Conditions  to  the Obligations of  Seller.   The
obligations of Seller and the Stockholders under Section 1 are subject to the satisfaction, on or before the Closing Date, of the following conditions:

           4.1 Due Performance. Headway and Buyer shall have in all material respects fully performed and complied with all agreements and conditions required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

           4.2 Accuracy of Representations and Warranties. All representations and warranties of Headway and Buyer set forth in
Section 7 of this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

           4.3 Certificate. Seller and the Stockholders shall have received a certificate from each of Buyer and Headway to the effect set forth in Sections 4.1 and 4.2.

           4.4 Related Instruments. Buyer shall have executed and delivered to Seller a General Instrument of Assumption in customary form with respect to the Assumed Liabilities, as well as such other instruments of assumption with respect to specific Assumed Liabilities as Seller shall reasonably request.

           4.5 Mercatili Employment Agreement. Buyer, Headway and Mercatili shall have entered into the Mercatili Employment
Agreement.

           4.6   Tolia Employment Agreement.  Buyer, Headway  and
Tolia shall have entered into the Tolia Employment Agreement.

           4.7 Legal Opinion. Seller shall have received an opinion of Messrs. Christy & Viener, counsel for Buyer and Headway, dated the Closing Date, reasonably satisfactory in form and substance to counsel for Seller and the Stockholders and covering the matters set forth in Sections 7.1 (exclusive of the last sentence thereof), 7.2, 7.3, 7.4 (a) and, on a knowledge basis, 7.6.

           4.8 Corporate and Member Action. Seller shall have received copies, in the case of Headway, of resolutions of its Board of Directors certified by the Secretary of Headway, and in the case of Buyer, of resolutions of its sole member certified by the Secretary of Buyer, in each instance approving the execution of this Agreement, the Mercatili Employment Agreement and the
Tolia Employment Agreement and the consummation of the transactions contemplated hereby and thereby.

          4.9 Consents and Governmental Approvals. Seller shall have received any material consents of third parties, and any authorizations, orders, grants, consents, permits and approvals of all relevant governmental authorities, required in connection with the consummation of the transactions contemplated under this Agreement, without the imposition of any materially burdensome conditions or restrictions, which shall continue to be in full force and effect on the Closing Date.

           4.10 No Claims. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties which, if adversely determined, is reasonably likely to
(i) prevent or hinder consummation of the transactions contemplated by this Agreement, (ii) result in the payment of substantial damages by Seller as a result of the transactions contemplated hereby or (iii) materially and adversely affect the business or assets of Seller, Buyer or Headway.

                Waiver of Conditions. Each of the parties shall have the right to waive, in whole or in part, any of the conditions to its performance set forth in this Agreement and, on such waiver, the waiving party may proceed with the consummation of the transactions contemplated herein, it being understood that such waiver shall not constitute a waiver of any right which such party may have by reason of the breach by the other party of any representation, warranty or agreement contained herein, or by reason of any misrepresentation made by such other party herein.

                Representations and Warranties of Seller. Seller represents and warrants to Buyer and Headway as follows:

           6.1 Due Organization and Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of [New Jersey], with full corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted or proposed to be conducted. Seller is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or the character of the properties owned or leased by it makes such qualification necessary and the failure to so qualify would have a material adverse effect on its business or the Acquired Assets.

           6.2 Authority; Due Authorization. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. Seller has taken all corporate action necessary for the execution and delivery by it of this Agreement and for the consummation of the transactions contemplated hereby and thereby. Each of the Stockholders has the requisite power and authority to execute and deliver, and has taken all action necessary for the execution and delivery of, this Agreement and the Mercatili Employment Agreement and the Tolia Employment Agreement, as the case may be, and for the consummation of the transactions contemplated hereby and thereby.

           6.3 Valid Obligation. This Agreement, when executed and delivered by each of Seller and the Stockholders, shall constitute the valid and binding obligation of each of Seller and the Stockholders, the Mercatili Employment Agreement, when executed and delivered by Mercatili, shall constitute his valid and binding obligation, and the Tolia Employment Agreement, when executed and delivered by Tolia, shall constitute his valid and binding obligation, in each case enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

           6.4 No Conflicts or Defaults. The execution and delivery of this Agreement by each of Seller and the Stockholders, the Mercatili Employment Agreement by Mercatili, and the Tolia Employment Agreement by Tolia, and the consummation of the transactions contemplated hereby and thereby, do not and shall not (a) contravene the Certificate of Incorporation or By-Laws of Seller or (b) with or without the giving of notice or the passage of time, (i) materially violate or conflict with, or result in a material breach of, or a material default or loss of rights under, any agreement, lease, mortgage, instrument, permit or license to which Seller is a party and which is included in the Acquired Assets, or to which any of the Acquired Assets are subject, or any judgment, order, decree, law, rule or regulation to which any of the Acquired Assets are subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest on or with respect to any of the Acquired Assets or (iii) terminate or give any party the right to terminate, abandon or refuse to perform any material agreement, arrangement or commitment to which Seller is a party and which is included in the Acquired Assets or to which any of the Acquired Assets are subject.

           6.5 Copies of Charter Documents. Copies of the Certificates of Incorporation and By-Laws of Seller, in each case as amended to the date hereof, have been delivered to Buyer or its representatives and are true and complete copies of such documents as in effect on the date of this Agreement.

           6.6 Capitalization of Seller. The Stockholders hold all of the issued and outstanding capital stock of Seller. There are no outstanding options, warrants, rights, conversion rights, preemptive rights, calls, commitments or demands of any character obligating Seller or the Stockholders to issue, sell, redeem or repurchase any capital stock or any other security giving a right to shares of its capital stock, or obligating any of the Stockholders to sell or otherwise dispose of any of its shares of capital stock of Seller.

            6.7 Subsidiaries and Related Parties. Seller's business is conducted entirely by and through Seller. Seller has no direct or indirect subsidiaries, nor are there any other entities that Seller otherwise directly or indirectly controls or in which it has any ownership or other interest. Except as set forth in Schedule 6.7, no stockholder, director, member, officer or key employee of Seller or any of their respective affiliates or relatives has any direct or indirect interest (other than an ownership interest of up to 5% of the voting securities of any corporation, the securities of which are publicly-traded) in any assets used in Seller's business or in any corporation, partnership or other entity that (a) competes with Seller, (b) sells or purchases products or services to or from Seller, (c) leases real or personal property to or from Seller or (d) otherwise does business with Seller.

           6.8 Authorizations. Except as set forth in Schedule 6.8, no authorization, approval, order, license, permit or consent of, or filing or registration with, any court or governmental authority, regulatory entity or official body, and no consent of any other party, is required in connection with the execution, delivery and performance of this Agreement by each of Seller and the Stockholders, the Mercatili Employment Agreement by Mercatili or the Tolia Employment Agreement by Tolia.

          6.9  The Acquired Assets.

           (a) On the Closing Date, Seller shall have and shall transfer to Buyer, good and marketable title to all of the Acquired Assets (including, without limitation, the Acquired Receivables), free and clear of all claims, liens, security interests, charges, restrictions and other encumbrances except:
(i) any created pursuant to this Agreement; (ii) any arising under leases of real or personal property to which Seller is a party and which have been specifically disclosed to Buyer; or
(iii) mechanics' or other liens arising or incurred in the ordinary course of business and which do not interfere materially with the possession, ownership or use of any real or personal property used by Seller.

           (b) Set forth in Schedule 6.9 is a list of all real property leased by Seller, with a brief description of the premises. Seller owns no real property.

            (c) The office equipment, furniture, computers, computer software, office supplies and leasehold improvements included in the Acquired Assets are, in all material respects, in good operating condition and repair, reasonable wear and tear excepted, and are satisfactory for the requirements of Seller's business.

          6.10 Client Agreements.

          (a) Schedule 1.1.B sets forth a true and complete list of all written and oral client agreements and arrangements to which Seller is party (the "Client Agreements"). Seller has furnished Buyer with a true copy of each Client Agreement or a written description of any Client Agreement that has not been reduced to writing. The Client Agreements constitute all of the contracts, agreements, understandings and arrangements pursuant to which Seller provides any temporary, permanent, leased or payrolled employee services for or with respect to the clients who are parties to such agreements. Except as set forth in
Schedule 6.10, (i) each Client Agreement was entered into in the ordinary course of Seller's business, (ii) to the best knowledge of Seller, is in full force and effect on the date of this Agreement and is valid, binding and enforceable in accordance with its terms, subject to bankruptcy and insolvency laws and general equitable principles, (iii) Seller is not in material breach or default under any of the Client Agreements and has not received any notice or claim of any such breach or default from any party, (iv) the relationship of Seller with the clients that are parties to the Client Agreements is good and there has been no expression of any intention to terminate or materially modify any of such relationships, (v) Seller has no knowledge of any material breach or default under any of the Client Agreements by any other party thereto, (vi) no event or action has occurred, is pending or, to Seller's best knowledge, is threatened, which, after the giving of notice, passage of time or otherwise, could constitute or result in any such material breach or default by Seller or any other party under any of the Client Agreements and
(vii) no material amount claimed to be payable to Seller under any of the Client Agreements is being disputed by any client.

           (b) Except as set forth in Schedule 6.10.A, (i) for its services under each Client Agreement, Seller receives the compensation provided under such Client Agreement, without discount, offset or concessions of any kind, and Seller has neither proposed nor agreed to offer or accept any discount, offset or concession and (ii) the payment history of the clients under the Client Agreements is good as judged by industry standards. Set forth in Schedule 6.10.B is an aging schedule for all of Seller's accounts receivable and accounts payable as of the Closing Date, which list is accurate in all material respects.

           (c) All of the accounts receivable reflected on the books and records of Seller on Schedule 6.10.B are the result of bona fide transactions in the ordinary course of business of Seller and are fully collectible by Seller, subject to no defenses, counterclaims, set-offs or recoupments, except to the extent appropriately reserved for on the books and records of Seller and except as disclosed in Schedule 6.10.A.

          6.11 Financial Statements.

           (a) The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout all periods presented. Such statements are correct and complete in all material respects, are reconcilable to the books and records of Seller, and present fairly the financial position of Seller as of the dates, and the results of operations, cash flows and changes in financial position of Seller for the periods, indicated, except in the case of interim or unaudited financial statements, for the omission of footnotes and for year-end review adjustments which are not expected to be material.

           (b) Except as set forth in Schedule 6.11, Seller had no material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Financial Statements.

          6.12 Other Agreements.

          (a) Schedule 1.1.C sets forth a true and complete list of the office leases, equipment leases and other agreements, contracts and instruments included in the Acquired Assets other than the Client Agreements (the "Other Agreements"). Together with the Client Agreements, the Other Agreements constitute all of the material contracts, agreements, understandings and arrangements required for the operation of Seller's business, as currently conducted by Seller, or which have a material effect thereon.

           (b) Except as set forth in Schedule 6.12, (i) each Other Agreement was entered into in the ordinary course of Seller's business, and, to the best knowledge of Seller, is in full force and effect on the date of this Agreement and is valid, binding and enforceable in accordance with its terms, subject to bankruptcy and insolvency laws and general equitable principles,
(ii) Seller is not in material breach or default under any of the Other Agreements and has not received any written notice or claim of any such breach or default from any party, (iii) Seller and each of the Stockholders have no knowledge of any material breach or default under any of the Other Agreements by any party thereto and (iv) no event or action has occurred, is pending or, to Seller's best knowledge, is threatened, which, after the giving of notice, passage of time or otherwise, could constitute or result in any such material breach or default by Seller or any other party under any of the Other Agreements.

           6.13 Intellectual Property. Schedule 1.1.E sets forth a true and complete list of all trademarks, service marks, domain names, trade names and copyrights, and United States or foreign registrations and applications for registration of any of them, and any other intellectual property rights, used by Seller in the Business, all of which intellectual property is included in the Acquired Assets. To the best knowledge of Seller, Seller owns or has legal right to use, pursuant to one or more of the Other Agreements, all such intellectual property without infringing on the rights or intellectual property of any third party. No royalties or fees are payable by Seller to any party by reason of the use by Seller of any of such intellectual property. To Seller's best knowledge, Seller has not received any claims that it or its products or services have infringed the rights of others, and Seller and the Stockholders are not aware of any infringement by others of Seller's intellectual property.

           6.14 Taxes. Except as set forth in Schedule 6.14, Seller has filed all federal, state, local and foreign returns and reports which were required to be filed prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, value-added, sales, use or other taxes, imposts, duties or assessments (together with any related penalties, fines or interest, "Taxes"). Each such return and report is complete and accurate in all material respects, and Seller has paid, or established adequate reserves for payment of, all Taxes (and any related penalties, fines and interest) shown to be due on such returns or reports and any assessments received with respect thereto. Except as set forth in Schedule 6.14, Seller has received no notice of any claims pending or threatened for taxes against it for periods prior to the date hereof, in excess of such reserves.

           6.15 Permits; Compliance with Law. Seller holds all permits, certificates, licenses, approvals and other authorizations of governmental authorities as are materially necessary to the conduct of the Business. Seller is in material compliance with the terms of each thereof and has not received any notice or claim pertaining to the failure to obtain, or the breach or violation of the terms of, any such authorization. Neither Seller nor any of the Stockholders has received any notice of any proceeding or investigation likely to result in the suspension or revocation of any such authorization. Seller is conducting its business and affairs in material compliance with all applicable federal, state and local laws, ordinances, rules, regulations and court or administrative orders and decrees, including, without limitation, any respecting wage and hour, withholding and unemployment compensation requirements.

          6.16 Litigation. Except as set forth in Schedule 6.16, there are no claims, actions, suits, proceedings, investigations or criminal proceedings, at law or in equity, before any court, tribunal, governmental authority or other forum (collectively, "Proceedings") pending or, to Seller's best knowledge, threatened, against Seller or the Stockholders which, if adversely determined, is reasonably likely to have, singly or in the aggregate, a material adverse effect on the Business or the Acquired Assets or the ability of Seller or any of the Stockholders to perform their respective obligations under this Agreement or which would challenge the validity or propriety of the transactions contemplated in this Agreement. Schedule 6.16 contains a list of all Proceedings to which Seller is a party or to which it or any of the Acquired Assets are subject. There is no material outstanding and unsatisfied judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or governmental authority against or materially affecting Seller, any of the Stockholders, the Business or any material portion of the Acquired Assets.

           6.17 Ordinary Course; No Material Adverse Effect. Except as set forth in Schedule 6.17 and for the transactions contemplated in this Agreement, since December 31, 1997, Seller has conducted its business and maintained its assets substantially in the same manner as previously conducted or maintained and solely in the ordinary course and, since such date, there has not been any event that has or would, with or without the giving of notice or the passage of time, result in a material adverse effect on Seller or the Business.

          6.18 Employee Benefits and Relations.

           (a) Except as set forth in Schedule 6.18, Seller does not maintain or sponsor, or contribute or has any obligation or liability to, any "employee pension benefit plan", "employee welfare benefit plan" or "multi-employer plan" (as such terms are defined in Sections 3(2), 3(1) and 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). Set forth in Schedule 6.18 is a list of all bonus, pension, profit-sharing, deferred compensation, stock ownership, stock bonus, stock option, phantom stock, retirement, vacation, disability, death benefit, unemployment, hospitalization, medical, dental, severance, or other plan, agreement, arrangement or understanding providing benefits to any current or former employee, officer, member or director of Seller or to which Seller has any liability or obligation (all such plans, agreements, arrangements and understandings are referred to as "Benefit Plans"). Seller and the Stockholders have delivered to Buyer and Headway true, complete and correct copies of (i) each Benefit Plan and all amendments thereto (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) annual reports on Form 5500 for the past three years (together with accompanying financial statements) filed with the Internal Revenue Service or Department of Labor, as applicable, with respect to each Benefit Plan (if any such report was required),
(iii) all summary plan descriptions for each Benefit Plan for which such summary plan description is required or otherwise available and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. No Benefit Plan provides for post-retirement medical or life insurance benefits unless the event giving rise to the benefit entitlement occurs prior to the employee's retirement (except as required by Title I, Part 6 of ERISA).

           (b) Any accrued obligations of Seller under all Benefit Plans that are required to be reflected on the balance sheet of Seller in accordance with generally accepted accounting principles are reflected thereon as of the dates indicated thereon and on the books and records of Seller for all periods thereafter. Seller and the Stockholders have provided Buyer with copies of all such balance sheets, books and records.

          (c) Except as set forth in Schedule 6.18, each Benefit Plan and any related trust complies currently, and has complied at all times in the past, both as to form and operation, in all material respects with the terms of such Benefit Plan and with the applicable provisions of ERISA, the Code and other applicable laws. All necessary government approvals for each Benefit Plan have been obtained on a timely basis.

           (d) No Benefit Plan and related trust is under an Internal Revenue Service ("IRS") Employee Plans examination, as defined in Section 5.05 of Rev. Proc. 98-22, 1998-12 I.R.B. 11, or any other examination under applicable law pursuant to any verbal or written notification. Each "employee Pension benefit plan" that is intended or has been treated by Seller as a tax qualified plan under Section 401 of the Code has received a Favorable Letter, as defined in Section 5.02 of Rev. Proc. 98-22. Each such "employee pension benefit plan" is eligible to correct any and all plan document failures, operational failures or demographic failures under one or more programs of the IRS's Employee Plans Compliance Resolution System, as set forth in Rev. Proc. 98-22.

           (e) Except as set forth in Schedule 6.18, Seller has no liability (contingent or otherwise) with respect to any terminated Benefit Plan. Seller is not a member of, and has no liability with respect to, a controlled group of corporations or a trade or business (whether or not incorporated) under common control which, together with Seller, is or was at any time treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b)(1) of ERISA.

           (f) Seller is not a party to any union or collective bargaining contract with respect to any of its employees and there has not been, nor has Seller or any Stockholder received written notice threatening, any representational or organizational activity, strike, slowdown, picketing or work stoppage by any union or other group of employees against Seller.

           (g) Schedule 6.18 sets forth (i) the name of each director, officer, employee and sales representative of Seller (other than temporary or payrolled personnel), together with the annual compensation rate for each such person, (ii) each oral or written contract, commitment or understanding between Seller and any current or former director, officer, sales person, employee, agent or stockholder of Seller or any associate or relative of such persons (other than temporary or payrolled personnel) and
(iii) each oral or written contract, commitment or understanding between Seller and any independent contractor or consultant retained by it.

           (h) Seller provides services through and receives services from personnel that it has correctly classified as independent contractors. All federal and state tax returns (including information returns) required to be filed by Seller with respect to such workers have been filed on a basis consistent with their treatment as independent contractors. Employees of Seller do not perform substantially similar job functions, duties and responsibilities as those performed by workers that Seller has treated as independent contractors. Independent contractors do not receive nor are they eligible to receive any of the employee benefits that Seller provides to its employees.

           6.19 Insurance. All of the insurable Acquired Assets are, in the judgment of Seller, adequately insured for the benefit of Seller against loss or damage by theft, fire and all other hazards and risks of a character usually insured against by persons operating similar properties in the localities where such properties are located, under valid and enforceable policies issued by insurance carriers of substantial assets. A list of all of insurance policies of Seller, indicating carriers, coverage  and  applicable limits of liability, is  set  forth  in
Schedule 6.19. All such policies of insurance are in full force and effect on the date hereof, and shall remain in full force and effect through the Closing Date in accordance with their terms. Neither Seller nor any of Stockholders has received notice of termination of any such policies.

          6.20 Miscellaneous. All representations and warranties of Seller and each of the Stockholders set forth in this Agreement and all information set forth in the Schedules are true, complete and correct in all material respects and no such representation, warranty or information contains any untrue statement of a material fact or, to the knowledge of Seller and each of the Stockholders, omits to state any material fact necessary in order to make such representation, warranty or information, in light of the circumstances under which it is made, not false or misleading. Any disclosure made pursuant to any of the representations and warranties in this Section 6 shall be deemed to have been made for purposes of any other such representations and warranties.

                 Representations  and  Warranties  of  Buyer  and
Headway.   Buyer  and Headway,  jointly and severally,  represent
and warrant to Seller and each of the Stockholders as follows:

           7.1 Due Organization and Qualification. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted or proposed to be conducted. Headway is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted or proposed to be conducted. Each of Buyer and Headway is qualified to do business and is in good standing as a foreign limited liability company or foreign corporation in which the nature of the activities conducted by it or the character of the properties owned or leased by it makes such qualification necessary and the failure to so qualify would have a material adverse effect on its business.

           7.2 Authority; Due Authorization. Buyer has all requisite power and authority to execute and deliver this Agreement and the Employment Agreements and to consummate the transactions contemplated hereby and thereby. Buyer has taken all member action necessary for the execution and delivery by it of this Agreement and the Employment Agreements and for the consummation of the transactions contemplated hereby and thereby. Headway has all requisite corporate power and authority to execute and deliver this Agreement and the Employment Agreements and to consummate the transactions contemplated hereby and thereby, including, without limitation, the guarantee of Headway set forth in Section 1.3(i). Headway has taken all corporate action necessary for the execution and delivery by it of this Agreement and the Employment Agreements and for the consummation of the transactions contemplated hereby and thereby, including without limitation, the guarantee of Headway set forth in Section 1.3(i).

           7.3 Valid Obligation. This Agreement and Employment Agreements, when executed and delivered by each of Buyer and Headway, shall constitute its valid and binding obligations, in each case enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

           7.4 No Conflicts or Defaults. The execution and delivery of this Agreement and the Employment Agreements by each of Buyer and Headway, and the consummation of the transactions contemplated hereby and thereby, do not and shall not (a)
contravene  the  Certificate  of  Formation  of  Buyer   or   the
Certificate of Incorporation or the By-Laws of Headway or (b) with or without the giving of notice or the passage of time, materially violate or conflict with, or result in a material breach of, or a material default or loss of rights under, any agreement, lease, mortgage, instrument, permit or license to which Buyer or Headway is a party or by which Buyer or Headway are bound, other than the Credit Agreement, the Indenture and the Certificate of Designations (the consents of NationsBank and of the holders of the Series F Preferred Stock and the Subordinated Notes being a condition precedent to Buyer's consummation of this transaction), or any judgment, order, decree, law, rule or regulation to which Buyer or Headway are subject.

           7.5   Copies  of  Charter Documents.   Copies  of  the
Certificate of Incorporation and By-Laws of Headway and the Certificate of Formation of Buyer, in each case as amended to the date hereof, have been delivered to Seller and the Stockholders and are true and complete copies of such documents as in effect on the date of this Agreement.

            7.6 Authorizations. No authorization, approval, order, license, permit or consent of, or filing or registration with, any court or governmental authority, regulatory entity or official body, and no consent of any other party, is required in connection with the execution, delivery and performance of this Agreement or the Employment Agreements by Buyer and Headway, except for the consent of NationsBank under the Credit Agreement, the holders of the Series F Preferred Stock under the Certificate of Designations and the holders of the Subordinated Notes under the Indenture, which consents have been obtained.

           7.7 Litigation. There are no Proceedings, pending or threatened, against Buyer or Headway which, if adversely determined, is reasonably likely to have, singly or in the aggregate, a material adverse effect on the ability of Buyer or Headway to perform their respective obligations under this Agreement or the Employment Agreements or which would challenge the validity or propriety of the transactions contemplated in this Agreement or the Employment Agreements. There is no material outstanding and unsatisfied judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or governmental authority against or materially affecting Buyer or Headway or any material portion of their respective assets.

           7.8 1934 Act Reports. All information set forth in the reports filed by Headway with the Securities and Exchange Commission [during fiscal years 1997 and 1998 (up to the Closing
Date)] pursuant to its obligations under the Securities Exchange Act of 1934, as amended, is true, complete and correct in all material respects.

          7.9 Miscellaneous. All representations and warranties of Buyer and Headway set forth in this Agreement were, as of the date on which they were made or given, true, complete and correct in all material respects and no such representation, warranty or information contains or contained any untrue statement of a material fact or, to the knowledge of Buyer and Headway, omits or omitted to state any material fact necessary in order to make such representation or warranty, in light of the circumstances under which it is or was made, not false or misleading. Any disclosure made pursuant to any of the representations in this
Section 7 shall be deemed to have been made for purposes of any other such representations.

                Survival of Representations and Warranties. All representations and warranties made by any party in this Agreement or in any document or certificate delivered pursuant to this Agreement shall survive the Closing for a period of three years (except that the representations and warranties set forth in Sections 6.14 and 6.18 relating to Taxes and Benefit Plans shall survive for a period equal to the statute of limitations applicable to any claims and liabilities which may result from a breach thereof) and shall be unaffected by any investigation made by or on behalf of any party or by any notice of breach of, or failure to perform under, this Agreement which is not effectively waived pursuant to Section 5, subject, however, to the limitations on indemnification set forth in Section 13.5.

                Conduct  of  Seller's Business Prior  to  Closing
Date.

           9.1 Preservation of Representations and Warranties. Between the date of this Agreement and the Closing Date, Seller and each of the Stockholders shall refrain from taking, without the prior written consent of Buyer or Headway, any action which would render any of the representations or warranties set forth in Section 6 materially inaccurate as of the Closing Date. Seller shall notify Buyer and Headway promptly of the occurrence of any matter, event or change in circumstances after the date hereof that would render any of such representations and warranties inaccurate or which would have been required to be disclosed hereunder if it had occurred on or prior to the date hereof.

           9.2 Preserve Business. Between the date of this Agreement and the Closing Date, Seller shall use commercially reasonable efforts to preserve substantially intact its business organization, keep available the services of its present officers and key employees and preserve its present relationships with persons having significant business relations with Seller and conduct its business solely in the ordinary course. In this regard and without limitation of the foregoing and except in the ordinary course of its business, Seller shall not (a) make or grant any wage or salary increases or bonuses other than pursuant to pre-existing commitments, (b) terminate, amend or waive any substantial rights under any Client Agreement or Other Agreement,
(c) sell, encumber or otherwise dispose of any of the Acquired Assets or (d) enter into any material agreement, commitment or understanding other than in the ordinary course of business.

           9.3 Further Investigation. Between the date of this Agreement and the Closing Date, Seller shall provide Buyer, Headway and their respective representatives with full access during normal business hours, on reasonable prior notice, to Seller's premises, personnel and files, books and records concerning Seller's business and the Acquired Assets, and Seller shall cause its officers, employees and representatives to furnish such financial and operating data and other information with respect to Seller's business and the Acquired Assets as Buyer or Headway shall reasonably request; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the Business. During such investigation, Buyer, Headway and their respective representatives shall have the right to make copies of, or excerpts from, such files, books and records as they may deem advisable.

          If the purchase and sale contemplated in this Agreement are not consummated, each of the parties shall (i) return all written information and copies and summaries thereof to the party from which such information originated and (ii) maintain in confidence (prior to such consummation and thereafter) and not disclose to third parties any information obtained from the other party which the other party designated as confidential or with respect to which the circumstances of its disclosure reasonably indicated that the other party treated it as confidential. The foregoing shall not apply to any information that is or becomes part of public or industry knowledge for reasons other than the acts or omissions of the party to whom such information is disclosed in connection with the transactions contemplated herein. The provisions of this Section 9.3 shall survive the termination of this Agreement for any reason.

           9.4 Releases, Consents, Waivers and Filings. The parties shall use their respective best efforts and cooperate with each other to do all things reasonably necessary or desirable to consummate in an expeditious manner the transactions contemplated by this Agreement. In this regard, the parties shall cooperate to obtain from all relevant third parties and governmental authorities all consents, waivers, permits, authorizations and licenses to or for, such transactions that may be required under any agreement, lease, financing arrangement, license, permit or other instrument or under any applicable law, rule or regulation, and to obtain and file appropriate registrations and transfers of Seller's intellectual property.

            9.5 No Solicitation. Neither Seller nor any Stockholder shall, directly or through any other party, negotiate or conclude an agreement with any other party for a merger or sale of the securities of Seller or for the sale or other disposition of the business or assets of Seller, or enter into any discussions with any other party for such purposes or knowingly take any other action that might materially prejudice the consummation of the transactions contemplated herein, unless this Agreement is terminated in accordance with Section 15.1.

               Post-Closing Matters.

           10.1 Cessation of Use of Name. As promptly as practicable after the Closing Date, and in any event not later than ten days thereafter, Seller shall (a) cease the use of its name or any other name that contains "Phoenix", "Phoenix Communication" or "Phoenix Communication Group" or any words including or formed from such words and (b) file an amendment to its certificate of incorporation and state qualifications to do business to effect a change of its corporate name to a name consistent with the intent of this Section 10.1.

           10.2  Operation  of Seller's Business  During  Earnout
Periods.

           (a) On or prior to the Closing Date, and as a condition thereto, the Stockholders, Buyer and Headway Corporate Staffing Services, Inc. ("HCSSI") shall agree upon a written annual operating and capital expenditure budget for the first Earnout Period. For each of the second, third and fourth Earnout Periods, Buyer and each of the Stockholders (but only to the extent that such Stockholder remains employed by Buyer pursuant to the terms of his Employment Agreement) shall prepare and submit to the HCSSI Board of Directors (the "HCSSI Board") annual operating and capital expenditure budgets with respect to the Business, as well as interim budget reports, at such times as the HCSSI Board reasonably establishes, which budgets shall be approved in the reasonable discretion of the HCSSI Board. Until such time as the Stockholders and Buyer shall agree upon and submit any budget and the HCSSI Board shall approve any such budget, Buyer shall operate the Business consistent with the budget previously approved by the HCSSI Board, or if none, the annual operating and capital expenditure budgets utilized by Seller for the operation of the Business for the calendar year ended 1998. After a budget is approved by the HCSSI Board, Buyer's management shall be authorized to act and to operate the Business in accordance with such budget. Headway and HCSSI shall at all times have access to the books and records of Buyer and to such other information pertaining to its business as they request from time to time and shall have the right at any time to audit the books of Buyer. Each of Seller and the Stockholders acknowledge that Buyer shall, in connection with the operation of Seller's business, be required to implement the accounting and operating systems and procedures of the Headway group of companies. To the extent that the Business is not meeting the annual operating or capital expenditure budgets then in effect, or its accounts receivable collection experience is less favorable than that of other HCSSI subsidiaries, the HCSSI Board shall have the right to require Buyer to make such changes in its operations and personnel as the HCSSI Board deems reasonably necessary.

           (b) In the event of a dispute with respect to the calculation of EBITA for any Earnout Period, to the extent that the parties cannot resolve their differences after the meeting of the parties with their accountants contemplated by Section 1.3(g) and to the extent that neither Stockholder is then employed by Buyer, the Stockholders shall have the right, under the supervision of Headway or Buyer personnel, upon reasonable prior written notice to Buyer and Headway and during normal business hours, to review the books and records of Buyer and Headway pertaining to such EBITA calculation; provided, that neither Stockholder may make copies of any such books and records.

            10.3 Seller's Employees. Buyer shall, after conferring with the Stockholders in such regard, inform Seller reasonably prior to the Closing Date as to whether it wishes to employ any of Seller's employees, and if it wishes to do so, the names of such employees and the positions and compensation Buyer proposes to offer them. Seller shall permit Buyer to offer employment to such employees on the terms proposed by Buyer prior to the Closing Date. Immediately prior to the Closing Date, Seller shall inform any of Seller's employees to whom Buyer does not offer employment, or who do not accept Buyer's offer of employment if made, that they shall be relieved of their duties with respect to the business of Seller being acquired by Buyer hereunder, effective on the Closing Date. All liabilities and obligations associated with the termination of employment by Seller of any of its employees to whom Buyer does not offer employment or who do not accept Buyer's offer of employment under contract or applicable law or otherwise shall be the sole responsibility of Seller, and Seller and each of the
Stockholders, jointly and severally, shall discharge and indemnify, defend and hold harmless Buyer and Headway and their respective officers, directors, employees, agents and shareholders from all such obligations and liabilities.

           10.4 Financial Statements. On or prior to 30 days following the Closing Date, Seller and the Stockholders shall, at their expense, prepare and deliver to Buyer and Headway (a) audited financial statements for the fiscal year ended December 31, 1996 (the "1996 Audited Financial Statements") and unaudited financial statements as of and for the three-month period ended June 30, 1998 (the "June 30 Financial Statements"; the 1996 Audited Financial Statements and the Unaudited Financial Statements being collectively referred to as the "Post-Closing Financial Statements"). The Post-Closing Financial Statements shall be prepared at the expense of Seller and the Stockholders in accordance with generally accepted accounting principles applied on a basis consistent throughout all periods presented and on an accrual basis. The 1996 Audited Financial Statements may be prepared by Seller's accounting firm, as long as such firm is registered to practice in front of the Securities and Exchange Commission (the "SEC") and agrees to provide consents, as needed, for the inclusion of their audit reports in SEC filings made by Headway that include such financial statements, but in any event will be prepared at the expense of Seller and the Stockholders.

          10.5 Profit Sharing Plan. Seller shall, within 60 days after the Closing Date, with respect to any "employee pension benefit plan" intended to be treated by Seller as qualified under
Section 401 of the Code that has one or more "Qualification Failures" as that term is used in Rev. Proc. 98-22, contact the IRS or take other appropriate actions to correct such Qualification Failure or Failures under the appropriate program or programs, as set forth in Rev. Proc. 98-22, and shall take such corrective measures and enter into such agreements with the IRS as may be required for the correction of such Qualification Failure or Failures and to obtain, where appropriate, confirmation from the IRS in the form of a compliance statement, or in such other form as may be provided under Rev. Proc. 98-22, that the IRS will not treat such plan as disqualified on account of such Operational Failure or Failures. All costs of the foregoing shall be borne exclusively by Seller, and Buyer shall have no responsibility for any such costs nor for any of said Qualification Failures or Failure. Seller agrees to use its best efforts to address any such Qualification Failure or Failures within one year following the Closing Date.

          10.6 Insurance Matters. The parties shall cooperate to preserve the existing insurance coverage of Seller with respect to the Acquired Assets through the Closing and to effect an appropriate transition to Buyer's insurance, if requested, at the time of Closing.

          10.7 Further Assurances. Whenever reasonably requested to do so by a party to this Agreement, on or after the Closing Date, any other party shall do, execute, acknowledge and deliver all such acts, bills of sale, assignments, confirmations, consents and any and all such further instruments and documents, in form reasonably satisfactory to the requesting party, as shall be reasonably necessary or advisable to carry out the intent of this Agreement, including, without limitation, to vest in Buyer all of the right, title and interest of Seller in and to the Acquired Assets.

           10.8 Authorization to Buyer. Without limiting in any respect the right, title and interest in and to the Acquired Assets to be acquired by Buyer hereunder, Seller irrevocably authorizes, effective upon the Closing Date, Buyer and its successors and assigns, to demand and receive, from time to time, any and all of the Acquired Assets, to give receipts and releases for or in respect of the same, to collect, assert or enforce any claim, right or title of any kind therein or thereto and, for such purpose, from time to time, to institute and prosecute in the name of Seller (but only if Seller consents to such use of its name), or otherwise, any and all proceedings at law, in equity or otherwise, which Buyer shall deem expedient or desirable.

           10.9 Correspondence. Seller authorizes Buyer, on and after the Closing Date, to receive and open mail addressed to Seller and to deal with the contents thereof in a responsible manner; provided, that such mail relates to the Acquired Assets or to the business of Seller to be carried on by Buyer. Buyer shall promptly deliver to Seller all other mail addressed to Seller which is received by Buyer. Seller shall have the right, on its request and its expense, to inspect any such mail addressed to it and retained by Buyer and to make copies thereof.

               Non-Competition.

            11.1 General. Each of Seller and each of the Stockholders agrees, for a period of [six] years after the Closing Date (the "Term"), that it or he shall not, in the State of New Jersey or in any other area in which Headway or Buyer conducts the business of the placement or provision of temporary, permanent, leased or payrolled personnel (including self-incorporated personnel) during the Term (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of each of Seller and the Stockholders), directly or indirectly:

           (a) engage, for or on behalf of itself or any person or entity other than Buyer or Headway, in the business of the placement or provision of temporary, permanent, leased or payrolled personnel (including self-incorporated personnel);

           (b) solicit or attempt to solicit business for services offered by Seller, Buyer or Headway from any parties who
(i) are clients of Seller on the Closing Date or at any time during the 12 months prior to the Closing Date or to whom Seller has made or makes proposals for services during the 12 months preceding the Closing Date or (ii) are clients of Buyer or Headway during the Term or to whom Buyer or Headway makes proposals for services during the Term;

           (c) otherwise divert or attempt to divert from Buyer or Headway any business involving the placement or provision of temporary, permanent, leased or payrolled personnel (including self-incorporated personnel) of the type now or during the Term conducted by Seller, Buyer or Headway;

           (d) solicit or attempt to solicit for any business endeavor any employee of Buyer or Headway, including any employee of Seller who is employed by Buyer after the Closing Date; or

           (e) render any services as a joint venturer, partner, consultant or otherwise to, or have any interest as a stockholder, partner, member, lender or otherwise in, any person or entity which is engaged in activities which, if performed by Seller or the Stockholders, would violate this Section 11.1.

The foregoing shall not prevent Seller or any of the Stockholders from purchasing or owning (i) up to 5% of the voting securities of any corporation, the securities of which are publicly-traded, or (ii) any interest in any entity which is not also engaged in the business of the placement or provision of temporary, permanent, leased or payrolled personnel (including self-incorporated personnel). Seller and the Stockholders shall, during the Term, direct any business opportunities in the temporary, permanent, leased or payrolled personnel placement business that may come to their attention to Buyer and Headway. Notwithstanding the foregoing, to the extent that either Stockholder is terminated without cause under Section 3.2 of its Employment Agreement with Buyer and Headway and not as a result of such Stockholder's death or disability pursuant to Section 3.3 of such Employment Agreement, Section 11.1(a) shall no longer apply to such Stockholder. References to Headway and Buyer in this Section 11 shall also be deemed to refer to their respective divisions and subsidiaries.

           11.2 Injunctive Relief. Because Buyer and Headway would not have an adequate remedy at law to protect their businesses from any breach of the provisions of Section 11.1, Buyer and Headway shall be entitled, in the event of such a breach or threatened breach thereof by Seller or any of the Stockholders, to injunctive relief, in addition to such other remedies and relief that would be available to Buyer. In the event of such a breach, in addition to any other remedies, Buyer and Headway shall be entitled to receive from Seller and the Stockholders, jointly and severally, payment of, or reimbursement for, their reasonable attorneys' fees and disbursements incurred in successfully enforcing any such provision. The provisions of this Section 11 shall survive the Closing Date.

           12. Bulk Sales. Buyer waives compliance by Seller with the provisions of any applicable bulk sales law. Seller shall promptly pay or otherwise discharge all valid claims of its creditors (as defined by the applicable bulk sales law), as and when they become due and payable (in accordance with Seller's customary and commercially reasonable practices), and Seller and each Stockholder, jointly and severally, shall indemnify and hold harmless Buyer and Headway from any and all liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Buyer and arising from the failure of Seller to satisfy the claims of such creditors.

          13.  Indemnification.

           13.1  Obligations  of  Seller  and  the  Stockholders.
Seller and each Stockholder, jointly and severally, shall indemnify, defend and hold harmless Buyer and Headway and their respective officers, directors, employees, agents, shareholders, successors and assigns from and against any Damages (as defined in Section 13.3) in connection with:

           (a) any breach of any representation, warranty or agreement of either Seller or the Stockholders contained in this Agreement or in any certificate, instrument or other agreement delivered by either of them in connection with this Agreement;

           (b) all Unassumed Liabilities and the operation of Seller's business at any time prior to the Closing Date;

           (c) any liabilities or obligations of Seller in connection with, arising out of, or resulting from any Benefit
Plan, including, without limitation, the Profit-Sharing Plan;

           (d) the termination of the employment of any of Seller's employees, as contemplated in Section 10.3; and

           (e) any claim, action, suit or proceeding asserted or instituted on the basis of any matter described in clauses (a),
(b) or (c) of this Section 13.1;

provided, however, that, except in connection with liabilities under clauses (b) or (c) above, the breach of the representations and warranties set forth in Sections 6.14 and 6.18 relating to Taxes and Benefit Plans or the breach of the provisions set forth in Section 11 relating to non-competition (as to which the
limitations  of  this  proviso  shall  not  apply),  no   payment
hereunder shall be required to be made by Seller or the Stockholders unless and until the aggregate amount of any such losses, damages, liabilities, costs and expenses exceeds $100,000 and Seller and the Stockholders shall not be required to make payments hereunder in excess of the Purchase Price; provided, that to the extent that the amount of such losses, damages, liabilities, costs and expenses exceeds $100,000, Seller and the Stockholders shall be liable under this Section 13.1 for all amounts in excess of $50,000; and provided, further, that the amount of such losses, damages, liabilities, costs and expenses shall be offset by any insurance proceeds received by Buyer or Headway with respect to the foregoing.

           13.2 Obligations of Buyer and Headway. Buyer and Headway, jointly and severally, shall indemnify, defend and hold harmless Seller and each of the Stockholders and their respective heirs, executors, officers, directors, employees, agents, shareholders, successors and assigns, as applicable, from and against any Damages in connection with:

           (a) any breach of any representation, warranty or covenant of either Buyer or Headway (and their respective successors and assigns) contained in this Agreement or in any certificate, instrument or other agreement delivered by either of them in connection with this Agreement;

          (b) all Assumed Liabilities and the operation by Buyer of the business of Seller being acquired by Buyer hereunder at any time on or after the Closing Date; and

           (c) any claim, action, suit or proceeding asserted or instituted on the basis of any matter described in clauses (a) or
(b) of this Section 13.2;

provided, however, that, except in connection with clause (b) above (as to which the limitations of this proviso shall not apply), no payment hereunder shall be required to be made by Buyer or Headway unless and until the aggregate amount of any such losses, damages, liabilities, costs and expenses exceeds $100,000 and Buyer and Headway shall not be required to make payments hereunder in excess of the Purchase Price; provided, that to the extent that the amount of such losses, damages, liabilities, costs and expenses exceeds $100,000, Buyer and Headway shall be liable under this Section 13.2 for all amounts in excess of $50,000; and provided, further, that the amount of such losses, damages, liabilities, costs and expenses shall be offset by any insurance proceeds received by Seller or the Stockholders with respect to the foregoing.

           13.3 Damages. For purposes of this Section 13, "Damages" means any loss, liability, damage or expense suffered or incurred by a party in connection with the matters described in Sections 13.1 or 13.2, as the case may be, including, without limitation, assessments, fines, penalties, judgments, settlements, costs, reasonable attorneys' fees and reasonable disbursements and other reasonable out of pocket expenses of the party incident to any matter as to which the party is entitled to indemnification under such Sections, or incident to any allegations or claims which, if true, would give rise to Damages subject to indemnification hereunder, or incident to the enforcement by the party of its rights and remedies under this
Section 13.

           13.4 Proceedings. Any party seeking indemnification pursuant to this Section 13 (the "Indemnified Party") shall give the party from which indemnification is sought (the "Indemnifying Party") prompt notice of any claim, allegation, action, suit or proceeding which it believes might give rise to indemnification under this Section 13, stating the nature and extent of any such claim, allegation, suit or proceeding with reasonable specificity, and the amount thereof, if known. Any failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party is actually prejudiced as a result of such failure. The Indemnifying Party shall have the right to participate in, and, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, to control, the defense of any such claim, allegation, action, suit or proceeding, at the Indemnifying Party's expense, and with counsel of its own choosing reasonably acceptable to the Indemnified Party; provided, however, that if Buyer and Headway are the Indemnified Parties, they shall have the right to withhold such consent and to retain control of such defense in the case of any claim, action, suit or proceeding with respect to which an adverse outcome could have a material adverse effect on Buyer or Headway, with the expense of any counsel retained by Buyer and Headway in any such instance to be at Buyer's and Headway's expense. No settlement or compromise of any such claim, action, suit or proceeding shall be made without the prior consent of the Indemnified Party and the Indemnifying Party, which consent shall not be unreasonably withheld or delayed by either of them.

           13.5 Limitations on Indemnification. No right to indemnification may be asserted under this Section 13 after the third anniversary of the Closing Date, except any such rights to indemnification arising in connection with (a) any matter referred to in Sections 6.14 or 6.18, none of which shall be subject to any time limitation other than any statutes of limitation applicable to such matters, (b) any matter covered by
Section  11  or (c) any claim as to which the notice required  by
Section 13.4 has been given on or prior to the third anniversary of the Closing Date.

           13.6 Offset. It is agreed that, without limiting any other rights of Buyer and Headway, they shall have the right to set off against and deduct from any amounts payable pursuant to the provisions of Section 1.3 the amount of any Damages for which they are entitled to indemnification under this Section 13 and the amount of any Uncollected Receivables for which Buyer shall not have been repaid by Seller and the Stockholders pursuant to
Section 1.8(b). In order to set off any such indemnity claim against any amount payable to Seller pursuant to Section 1.3, Buyer must, in each instance, provide a certificate to Seller setting forth the claim in reasonable detail. If Seller does not agree to such claim in writing within 10 days after delivery of such notice, Buyer agrees (a) to deposit into escrow, in an interest bearing account, the amount of such claim, with Christy & Viener as escrow agent, under a form of escrow agreement to be mutually agreed by the parties, with the costs of such escrow arrangement to be borne equally by the parties, and (b) to utilize the arbitration procedures set forth in Section 14 to resolve such claim.

          14.  Arbitration.

           14.1 General. Any controversy or claim arising out of or relating to this Agreement shall be finally resolved by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association; provided, however, that this
Section 14.1 shall not in any way affect the right of Buyer and Headway to seek injunctive relief or any other remedies pursuant to Section 11.2. Any such arbitration shall take place in New York, New York, before three arbitrators, one of which shall be appointed by Buyer or Headway, one by Seller and the Stockholders, and the third by the arbitrators so appointed; provided, however, that the parties may by mutual agreement designate a single arbitrator. The parties further agree that
(i) the arbitrators shall be empowered to include arbitration costs and attorney fees in the award to the prevailing party in such proceedings and (ii) the award in such proceedings shall be final and binding on the parties. The arbitrators shall apply the law of the State of New York, exclusive of conflict of laws principles, to any dispute. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this Agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties.

          14.2 Consent to Jurisdiction; Service of Process. Each party irrevocably submits to the jurisdiction and venue of the arbitration described in Section 14.1 and to the jurisdiction and venue of the federal and state courts sitting in New York County, New York, for the enforcement of any judgment on the arbitrators' award, and waives any objection it may have with respect to the jurisdiction of such arbitrations or courts or the inconvenience of such forums or venues. Buyer and Headway appoint Messrs. Christy & Viener, 620 Fifth Avenue, New York, New York 10020,
Attention: Laurence S. Markowitz, Esq., and Seller and the Stockholders appoint Messrs. Wolf, Block, Schorr and Solis-Cohen LLP, Twelfth Floor, Packard Building, S.E. Corner 15th and Chestnut Streets, Philadelphia, Pennsylvania 19102-2678,
Attention: Michael M. Sherman, Esq. and Louis Coffey, Esq., as their respective attorneys-in-fact and authorized agents solely to receive on their behalf, service of any demands for, or any notice with respect to, arbitration hereunder or any service of process. Service on either of such attorneys-in-fact may be made by registered or certified mail or by personal delivery, in any case return receipt requested, and shall be effective (but only to the extent actually received) as service on Buyer and Headway or Seller and the Stockholders, as the case may be. Nothing herein shall be deemed to affect any right to serve any such demand, notice or process in any other manner permitted under applicable law.

          15.  Miscellaneous.

           15.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of all the parties.

           15.2 Entire Agreement; Amendments; No Waivers. This Agreement, together with the Schedules, sets forth the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior and contemporaneous understandings of the parties with respect to its subject matter. No provision of this Agreement may be waived or modified, in whole or in part, except by a writing signed by each of the parties. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

           15.3 Communications. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States post office enclosed in a postage prepaid registered or certified mail envelope addressed to, or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or facsimile number for such party set forth below, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or facsimile number shall be effective only on receipt.

If to Buyer or Headway:                 with a copy to:

Headway Corporate Resources, Inc.            Christy & Viener
850 Third Avenue                        620 Fifth Avenue
New York, New York 10022                New York, New York 10020
Attention:  Barry S. Roseman, President      Attention:  Laurence
S. Markowitz, Esq.
Fax No.:  (212) 508-3540                Fax No.:  (212) 632-5555


If to Seller or the Stockholders:

Mr. Peter Mercatili                     with a copy to:
_________________
_________________                       Wolf, Block,  Schorr  and
Solis-Cohen LLP
                                   Twelfth Floor
Ms. William Tolia                       Packard Building
_________________                        S.E.  Corner  15th   and
Chestnuts Streets
_________________                       Philadelphia, PA   19102-
2678
                                      Attention:    Michael    M.
Sherman, Esq.
                                              Louis Coffey, Esq.
                                   Fax:  (215) 977-2334/2336

           15.4 Successors and Assigns. This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective heirs, successors and permitted assigns (whether by merger, consolidation, acquisition or otherwise), and nothing herein is intended to confer any right, remedy or benefit upon any other person. No party may assign its rights or delegate its obligations under this Agreement without the express written consent of all of the other parties; provided, however, that Buyer may assign its rights or delegate its obligations hereunder, either before or after the Closing, to Headway or any other wholly-owned subsidiary of Headway.

          15.5 Expenses. Each of the parties shall bear and pay, without any right of reimbursement from any other party, all costs, expenses and fees incurred by it or on its or his behalf incident to the preparation, execution and delivery of this Agreement and the performance of such party's obligations hereunder, whether or not the transactions contemplated in this Agreement are consummated, including, without limitation, the fees and disbursements of attorneys, accountants and consultants employed by such party, and shall indemnify and hold harmless the other parties from and against all such fees, costs and expenses.

          15.6 Brokers and Finders. Each party represents to the others that no agent, broker, investment banker, financial advisor or other person or entity is or shall be entitled to any broker's or finder's fee or other commission or similar fee in connection with the transactions contemplated by this Agreement, other than Gelcor, Inc., whose fee shall be payable by Seller, and Staff Solutions, Inc., whose fee shall be payable by Buyer. Each party shall indemnify and hold harmless the others from and against any claim, liability or obligation with respect to any fees, commissions or expenses asserted by any person or entity on the basis of any act or statement alleged to have been committed or made by such indemnifying party or any of its affiliates.

           15.7 Public Announcements. No oral or written public announcement or disclosure with respect to this Agreement and the transactions contemplated herein prior to the Closing Date shall be made by or on behalf of any party without the prior approval of the other parties, except to the extent required by applicable securities laws or the rules and regulations of any stock exchange, by court order or as otherwise required by law.

           15.8 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

          15.9 Severability and Savings Clause. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability. In this regard, the parties agree that the provisions of Section 11, including, without limitation, the scope of the territorial and time restrictions, are reasonable and necessary to protect and preserve Buyer's legitimate interests. If the provisions of Section 11 are held by a court of competent jurisdiction to be in any respect unreasonable, then such court may reduce the territory or time to which it pertains or otherwise modify such provisions to the extent necessary to render such provisions reasonable and enforceable.

          15.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            15.11 Construction. Headings used in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References to Sections and Schedules are to the sections and schedules of this Agreement. As used herein, the singular includes the plural and the masculine, feminine and neuter gender each includes the others where the context so indicates.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

HEADWAY CORPORATE RESOURCES, INC.  HEADWAY CORPORATE STAFFING
                                   SERVICES OF NEW JERSEY, L.L.C.

By   Barry  S. Roseman, President              By  Michael  List,
President

PHOENIX COMMUNICATION
GROUP, INC. OF N.J.

By  William Tolia, President                 /s/  WILLIAM TOLIA

/s/  PETER MERCATILI